EXHIBIT (8)(l)(1)

AMENDMENT NO. 4 TO PARTICIPATION AGREEMENT

AMENDMENT NO. 4 TO PARTICIPATION AGREEMENT

Transamerica Financial Life Insurance Company (formerly AUSA Life Insurance Company, Inc.), Variable Insurance Products Fund III and Fidelity Distributors Corporation hereby amend the Participation Agreement (“Agreement”) dated August 31, 2000, as amended, by doing the following:

The Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of May, 2005.

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By:
Name:	Priscilla I. Hechler
Title:	Assistant Vice President and Assistant Secretary

VARIABLE INSURANCE PRODUCTS FUND III

By:
Name:	Christine Reynolds
Title:	Treasurer – E.V.P.

FIDELITY DISTRIBUTORS CORPORATION

By:
Name:	Bill Loehning
Title:	E.V.P.

Schedule A

Separate Accounts and Associated Contracts

Name of Separate Account and Date Established by Board of Directors	Policy Form Numbers of Contracts Funded by Separate Account
TFLIC Series Life Account	Form Number: VL03NY
(est. October 24, 1994)	Product: TFLIC Financial
Freedom Builder

Form Number: VL95NY
Product: TFLIC Freedom Elite Builder

Form Number: JLS02NY
Product: TFLIC Freedom Wealth Protector

Separate Account VA BNY	Form Number: AV343 101 90 396
(est. September 27, 1994)	Product: TFLIC Landmark Variable Annuity

TFLIC Series Annuity Account	Form Number: WL18NY
(est. March 20, 2001)	Product: TFLIC Freedom Premier

Separate Account VA QNY	Form Number AV1024 101 179 1003
(est. August 13, 1996)	Product: Flexible Premium Variable Annuity - E
(No marketing name at this time)

TFLIC Separate Account VNY	Form Number AV1197 101 200 505
(est. December 14, 2004)	Product: Advisor’s Edge® NY Variable Annuity